UHY LDMB Advisors Inc.
Chartered Accountants

South Surrey
1688 -152 nd Avenue
Suite 306
South Surrey, BC
Canada V4A 4N2

Phone 604 538 1611
Fax 604 538 1633


October 12, 2011


Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549-7561
U.S.A.


Dear Ladies and Gentlemen:

Re: Border Management Inc. (the "Company")

This letter confirms that we have reviewed item 4.01, Changes in Registrants Certifying Accountant, of the Company's Form 8-K dated September 23, 2011 and are in agreement with the statements made therin as it pertains to our firm.


Yours very truly,


/s/ UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

Chartered Accountants